Exhibit (a)(1)(C)

                        GREEN MOUNTAIN POWER CORPORATION

             Notice of Guaranteed Delivery of Shares of Common Stock

      This Notice of Guaranteed Delivery, or one substantially in form hereof, must be used to accept the tender offer by Green Mountain Power Corporation and if:

      (a) certificates evidencing shares of common stock, $3.33 1/3 par value per share, of Green Mountain Power are not immediately available or cannot be delivered to the Depositary before the expiration date;

      (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis; or

      (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an agent's message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the expiration date (as defined in the Offer to Purchase).

      This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                  To: Mellon Investor Services LLC, Depositary

                              By Overnight Courier:
                          MELLON INVESTOR SERVICES LLC
                                 Mail Stop-Reorg
                               85 Challenger Road
                        Ridgefield Park, New Jersey 07660

                By Mail:                         By Facsimile Transmission                     By Hand:
      Mellon Investor Services LLC                    (201) 296-4293                 Mellon Investor Services LLC
               PO Box 3301                                                                   120 Broadway
   South Hackensack, New Jersey 07606              Confirm by Telephone:                      13th Floor
     Attn: Reorganization Department                  (201) 296-4860                   New York, New York 10211

      For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the offer expires. Delivery of this notice to another address will not constitute a valid delivery. Deliveries to Green Mountain Power, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                          NOTICE OF GUARANTEED DELIVERY

      By signing this Notice of Guaranteed Delivery, you tender to Green Mountain Power at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of June 17, 1998, between Green Mountain Power and ChaseMellon Shareholder Services, L.L.C., as rights agent, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

                        Number of shares to be tendered:

                        _________________________ shares.

--------------------------------------------------------------------------------
         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                  (See Instruction 5 to Letter of Transmittal)
--------------------------------------------------------------------------------
                               CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                       THERE IS NO PROPER TENDER OF SHARES

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

By checking one of the following boxes below instead of the box under "Shares Tendered at a Price Determined Pursuant to the Offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by Green Mountain Power for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)
--------------------------------------------------------------------------------

    |_| $17.00     |_| $17.625    |_| $18.25     |_| $18.875    |_| $19.50     |_| $20.125    |_| $20.75
    |_| $17.125    |_| $17.75     |_| $18.375    |_| $19.00     |_| $19.625    |_| $20.25     |_| $20.875
    |_| $17.25     |_| $17.875    |_| $18.50     |_| $19.125    |_| $19.75     |_| $20.375    |_| $21.00
    |_| $17.375    |_| $18.00     |_| $18.625    |_| $19.25     |_| $19.875    |_| $20.50
    |_| $17.50     |_| $18.125    |_| $18.75     |_| $19.375    |_| $20.00     |_| $20.625

--------------------------------------------------------------------------------

                                       OR

Shares Tendered At A Price Determined Pursuant To The Offer:

|_| By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Green Mountain Power in accordance with the terms of the offer. This action will maximize the chance of having Green Mountain Power purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $17.00.

--------------------------------------------------------------------------------

                                    ODD LOTS
                (SEE INSTRUCTION 8 TO THE LETTER OF TRANSMITTAL)

--------------------------------------------------------------------------------

Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares (including any shares held in the Green Mountain Power Dividend Reinvestment and Stock Purchase Plan, but not including any shares held in the Green Mountain Power Employee Savings and Investment Plan and Trust) and are tendering all shares.

You either (check one box):

|_| are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

|_| are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 15 TO THE LETTER OF TRANSMITTAL)

--------------------------------------------------------------------------------

You may condition your tender of shares on Green Mountain Power purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Green Mountain Power in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

|_| The minimum number of shares that must be purchased, if any are purchased, is: ______ shares.

If because of proration, the minimum number of shares that you designated above will not be purchased, Green Mountain Power may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

|_|   The tendered shares represent all shares held by me.

--------------------------------------------------------------------------------

                  (Please type or print)                                          SIGN HERE
             Certificate Nos. (if available):

                                                             __________________________________________________
______________________________________________________                           Signature(s)

______________________________________________________       Dated:____________________________________________
                     Name(s)
                                                             If Shares will be tendered by book-entry transfer,
                                                             check this box: |_|
______________________________________________________
                   Address(es)

______________________________________________________

______________________________________________________
Area Code(s) and Telephone Number(s)                         Account Number:___________________________________

                              GUARANTEE OF DELIVERY

                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an agent's message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three (3) New York Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

      The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.


Authorized Signature:_________________________________       Address:__________________________________________

                                                                     __________________________________________
                                                                                 (Including Zip Code)

Name:_________________________________________________
                     (Please Print)
Title:________________________________________________       Telephone Number:_________________________________

Name of Firm:_________________________________________       Date:________________________________, 2002

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.